Exhibit 32

Certifications Under Section 906 of the Sarbanes-Oxley Act of 2002 /SEC Rule 13a-14(b)

John R. Zavoli hereby certifies that:

1. He is the Chief Executive Officer and Chief Financial Officer of Path 1 Network Technologies Inc.

2. The Form 10-K report of Path 1 Network Technologies Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3. The information contained in the Form 10-K report of Path 1 Network Technologies Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Path 1 Network Technologies Inc.

Dated: March 28, 2005

/s/ JOHN R. ZAVOLI
John R. Zavoli